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                                 EXHIBIT 23(B)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Habersham Bancorp on Form S-8 of our report dated January 27, 1995, appearing in the Annual Report on Form 10-KSB of Habersham Bancorp for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 3, 1995